Exhibit 99.1

Advanced Cell Technology Announces 2012 First Quarter Results

MARLBOROUGH, Mass.– Advanced Cell Technology, Inc. (“ACT”;OTCBB: ACTC), a leader in the field of regenerative medicine, announced today first quarter financial results for the period ended March 31, 2012. The Company reported a loss from operations of $(5.4) million compared to a loss from operations of $(4.8) million in the 2011 first quarter. ACT reported a net loss of $(5.7) million or $(0.00) per share, compared to a loss in the same period in 2011 of $(3.3) million, or $(0.00) per share.

Net cash used in operations for the 2011 first quarter was $4.8 million, compared to net cash used in operations of $3.4 million in the same period in 2011. The Company ended the 2012 first quarter with cash and cash equivalents of $10.8 million, compared to $13.1 million as of December 31, 2011.

Highlights from the first quarter of 2012 included:

•	IRB approval from Wills Eye Institute in Philadelphia, one of the nation’s top ophthalmology centers, to treat macular degeneration.
•	Initiated Europe’s first human Embryonic Stem Cell transplant at Moorfields Eye Hospital
•	Published first report of human Embryonic Stem Cell (hESC)-derived cells transplanted into patients to treat macular degeneration in leading medical journal, The Lancet.
•	Dosed additional patients in the company’s clinical trial treating Stargardt’s Disease.
•	Added Aberdeen Royal Infirmary in Scotland as site for Phase I/II Clinical Trial using hESC-derived RPE cells for macular degeneration.

“We are very pleased with our progress in the clinic so far,” said Chairman and CEO Gary Rabin. “We are encouraged by the results we have seen from the early patients treated in each of our indications, and look forward to completing the trials on schedule.”

Conference call and Webcast

The Company will hold a conference call tomorrow at 9 a.m. eastern time to discuss the first quarter results and business outlook. Interested parties may access the call live by dialing (888) 264-3177 and using conference ID 72827188. This event will be streamed via webcast. The webcast will be available at http://us.meeting-stream.com/advancedcelltechnology050912. A replay of the call will also be available via the same link.

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About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., is a biotechnology company applying cellular technology in the field of regenerative medicine. For more information, visit www.advancedcell.com.

Forward-Looking Statements
Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-K for the year ended December 31, 2011. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials will be successful.

Contact:

Investors:
CEOcast, Inc., James Young, 212-732-4300

Press:
ACT Corporate Communications, Bill Douglass, 646-450-3615

or:
Russo Partners, Martina Schwarzkopf, Ph.D., 212-845-4292

Business Development:
ACT, Matthew Vincent, Ph.D., mvincent@advancedcell.com
508-756-1212 x324

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